As filed with the Securities and Exchange Commission on July 3, 2008
                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)

              North Carolina                                56-2028446
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

            6114 U.S. 301 South
         Four Oaks, North Carolina                            27524
 (Address of Principal Executive Offices)                   (Zip Code)

               LongLeaf Community Bank Director Stock Option Plan
                                       and
               LongLeaf Community Bank Employee Stock Option Plan
                            (Full title of the plans)


                                Ayden R. Lee, Jr.
                 Chairman, President and Chief Executive Officer
                             Four Oaks Fincorp, Inc.
                               6114 U.S. 301 South
                         Four Oaks, North Carolina 27524
                                 (919) 963-2177
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                           Margaret N. Rosenfeld, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                          2500 Wachovia Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|                      Accelerated filer |X|
Non-accelerated filer |_|                        Smaller reporting company |_|
(Do not check if a smaller reporting company)

                                                 CALCULATION OF REGISTRATION FEE

      Title of securities         Amount to be      Proposed maximum offering       Proposed maximum           Amount of
       to be registered          registered (1)          price per share        aggregate offering price   registration fee

Common Stock,                      123,619 (2)              $10.92 (3)              $1,349,919.48 (3)          $53.05 (3)
$1.00 par value per share

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of common stock, $1.00 par value per share ("Common Stock") of Four Oaks Fincorp, Inc. (the "Registrant") as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.
(2)   Represents  the maximum  number of shares of Common  Stock  issuable  upon exercise of outstanding options pursuant to the LongLeaf Community Bank Director Stock Option Plan (76,180 shares) and the LongLeaf Community Bank Employee Stock Option Plan (47,439 shares) (collectively, the "Plans"). This number was based on an aggregate of 107,100 shares of common stock of LongLeaf Community Bank that were reserved for issuance pursuant to outstanding stock options under the Plans, which were converted into the right to receive, for each option share, 1.1542825 shares of the Common Stock upon consummation of the merger contemplated in the merger agreement, dated as of December 10, 2007 among the Registrant, its wholly-owned subsidiary, Four Oaks Bank and Trust Company, and Longleaf Community Bank. The merger was consummated on April 17, 2008.
(3) Solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act, the offering price per share and the aggregate offering price are based upon the weighted-average exercise price of the outstanding options under the Plans.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

         This Registration Statement on Form S-8 is being filed by the Registrant to register 123,619 shares of Common Stock issuable upon exercise of outstanding options granted pursuant to the LongLeaf Community Bank Director Stock Option Plan (76,180 shares) and the LongLeaf Community Bank Employee Stock Option Plan (47,439 shares). The Registrant acquired LongLeaf Community Bank ("LongLeaf") on April 17, 2008. In connection with the acquisition, the Registrant assumed all of the outstanding options to purchase shares of LongLeaf previously granted pursuant to the Plans, and such options became exercisable for shares of Common Stock, based on the exchange ratio applicable in the acquisition. As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The document containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b) under the Securities Act. This document is not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents   filed  with  the   Commission  are  hereby
incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

         (b)     The   Registrant's  Quarterly  Report  on  Form  10-Q  for  the
quarterly period ended March 31, 2008;

         (c) The Registrant's Current Reports on Form 8-K filed on January 31, 2008, February 12, 2008, February 26, 2008, April 17, 2008, April 18, 2008,
May 2, 2008 and May 5, 2008; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-K12G3 filed on July 2, 1997, and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

         Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that his conduct in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit.

         In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

         The Registrant's bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of the Registrant, or, at the request of the Registrant, is or was serving as an officer, director, agent, partner, trustee, administrator or employee of another entity in the event such person is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, and any appeal of such an action (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Registrant, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity. The Registrant also may provide such indemnification for its employees and agents as it deems appropriate.

         The rights of indemnification found in the Registrant's bylaws cover:

         o    reasonable  expenses,  including without limitation all attorneys'
              fees  actually  and   necessarily   incurred  by  such  person  in
              connection with any action, suit or proceeding;

         o all reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

         o all reasonable expenses incurred in enforcing such person's indemnification rights.

         Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless a corporation's articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

         Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by such person, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Registrant's directors and officers are currently covered under directors' and officers' insurance policies maintained by the Registrant. As permitted by North Carolina law, the Registrant's articles of incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the Registrant, (ii) any liability for unlawful distributions under Section 55-8-33 of the North Carolina Business Corporation Act, or (iii) any transaction from which the director derived an improper personal benefit. In addition, its articles of incorporation stipulate that the liability of a director is eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as it may be amended in the future.

         In addition, in the ordinary course of business the Registrant may from time to time enter into contracts under which the Registrant and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.      Description
-----------      -----------
    5.1          Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                 Jernigan, L.L.P.
   23.1          Consent of Dixon Hughes PLLC
   23.2          Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                 Jernigan, L.L.P. (Contained in Exhibit 5.1)
   24.1          Power of Attorney (Contained on signature page)

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                 (i)     Any  preliminary   prospectus   or  prospectus  of  the
undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                 (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Four Oaks, State of North Carolina, on this 2nd day of July, 2008.

                                       FOUR OAKS FINCORP, INC.

                                       By: /s/ Ayden R. Lee, Jr.
                                           -------------------------------------
                                           Ayden R. Lee, Jr.
                                           Chairman, President and Chief
                                           Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ayden R. Lee, Jr., his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Name                          Title                        Date
             ----                          -----                        ----

   /s/ Ayden R. Lee, Jr.        Chairman, President and Chief       July 2, 2008
-----------------------------   Executive Officer
     Ayden R. Lee, Jr.

   /s/ Nancy S. Wise            Executive Vice President and Chief  July 3, 2008
-----------------------------   Financial Officer and Principal
     Nancy S. Wise              Accounting Officer

   /s/ William J. Edwards       Director                            July 2, 2008
-----------------------------
     William J. Edwards

   /s/ Warren L. Grimes         Director                            July 2, 2008
-----------------------------
     Warren L. Grimes

   /s/ Dr. R. Max Raynor, Jr.   Director                            July 2, 2008
-----------------------------
     Dr. R. Max Raynor, Jr.

   /s/ Percy Y. Lee             Director                            July 1, 2008
-----------------------------
     Percy Y. Lee

   /s/ Paula C. Bowman          Director                            July 2, 2008
-----------------------------
     Paula C. Bowman

   /s/ William Ashley Turner    Director                            July 1, 2008
-----------------------------
     William Ashley Turner

   /s/ Michael A. Weeks         Director                            July 2, 2008
-----------------------------
     Michael A. Weeks

   /s/ John W. Bullard          Director                            July 1, 2008
-----------------------------
     John W. Bullard

                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------
    5.1          Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                 Jernigan, L.L.P.
   23.1          Consent of Dixon Hughes PLLC
   23.2          Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                 Jernigan, L.L.P. (Contained in Exhibit 5.1)
   24.1          Power of Attorney (Contained on signature page)